Independent Auditors' Consent




     The Board of Directors
     Thomasville Furniture Industries, Inc.:


     We consent to the incorporation by reference in the registration statement on Form S-8 of Furniture Brands International, Inc. of our report dated January 19, 1996, with respect to the consolidated balance sheet of Thomasville Furniture Industries, Inc. and subsidiaries (Thomasville) as of December 29, 1995, and the related consolidated statement of operations for the year then ended, which report appears in the Form 8-K/A-2 of Furniture Brands International, Inc. dated February 1, 1996.

     Our report refers to the omission in the consolidated financial statements of Thomasville, of the consolidated statements of shareholder's equity and cash flows for the year ended December 29, 1995 and notes to the consolidated financial statements which are required by generally accepted accounting principles and results in an incomplete presentation.

          Our report also refers to Thomasville's acquisition by Furniture Brands International, Inc. on December 29, 1995. The acquisition was accounted for under the purchase method of accounting. The accompanying consolidated financial statements do not include the effects of push-down accounting.




     Greensboro, North Carolina
     December 13, 1996







                           Independent Auditors' Consent


     The Board of Directors
     Furniture Brands International, Inc.:


     We consent to incorporation by reference in the registration statement on Form S-8 of Furniture Brands International, Inc. of our report dated January 30, 1996, relating to the consolidated balance sheets of Furniture Brands International, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the December 31, 1995 annual report on Form 10-K of Furniture Brands International, Inc.



     St. Louis, Missouri
     December 13, 1996







                          Independent Auditors' Consent




     The Board of Directors
     Thomasville Furniture Industries, Inc.:



     We consent to the incorporation by reference in the registration statement on Form S-8 of Furniture Brands International, Inc. of our report dated January 20, 1995, except as to note 1, which is as of April 7, 1995, with respect to the consolidated balance sheets of Thomasville Furniture Industries, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the Form 8-K/A-1 of Furniture Brands International, Inc. dated January 16, 1996.

     Our report refers to changes in accounting for postemployment benefits, postretirement benefits and income taxes.





     Greensboro, North Carolina
     December 13, 1996